                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 Or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): March 24, 2003


                              ANTARES PHARMA, INC.
                              --------------------
               (Exact Name of Registrant as Specified in Charter)


           Minnesota                  0-20945               41-1350192
           ---------                  -------               ----------
  (State or Other Jurisdiction      (Commission          (I.R.S. Employer
       of Incorporation)            File Number)        Identification No.)



           707 Eagleview Boulevard, Suite 414, Exton, PA   19341
           -----------------------------------------------------
           (Address of Principal Executive Offices)   (Zip Code)

       Registrant's telephone number, including area code: (610) 458-6200


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events and Required FD Disclsoure.

         By letter dated March 24, 2003, the Listing Qualifications arm of The Nasdaq Stock Market, Inc. notified Antares Pharma, Inc. (the "Company") that the Company is at risk of having its common stock delisted from the Nasdaq SmallCap Stock Market. Specifically, the letter indicated that the Company currently does not comply with Marketplace Rule 4310(c)(2)(B), which requires listed companies to have a minimum of (i) $2,500,000 in stockholders' equity, (ii) $35,000,000 market value of listed securities or (iii) $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. Based on the Company's Annual Report on Form 10-K for the year ended December 31, 2002, the Company's stockholders' equity was $655,288. Additionally, as of March 24, 2003, the market value of the Company's listed securities was $5,943,753 (based on 11,887,506 shares outstanding multiplied by the closing bid price of $0.50). Finally, the Company reported a net loss from continuing operations for each of the last three fiscal years.

         Accordingly, Nasdaq has requested that by April 7, 2003, the Company provide Nasdaq with the Company's specific plan to achieve and sustain compliance with Nasdaq's SmallCap Market listing requirements, including the time frame for completion of the plan. Following Nasdaq's review of the Company's proposed plan, if Nasdaq determines that the Company's plan does not adequately address the listing issues noted in Nasdaq's notification letter, Nasdaq advises that it will provide written notification to the Company that the Company's securities will be delisted. In such event, the Company may appeal Nasdaq's determination to delist its securities.

         The Company also received a separate notice from Nasdaq on November 29, 2002, because for the 30 consecutive trading days prior to November 29, 2002, the Company's common stock closed below the minimum $1.00 per share requirement for continued listing under certain of Nasdaq's marketplace rules. Nasdaq provided the Company 180 calendar days, or until May 28, 2003, to regain compliance with respect to this per share bid price requirement. This notice was described more fully in the Company's Current Report on Form 8-K, filed on December 3, 2002.

         To maintain listing on the Nasdaq SmallCap Market, the Company must address the issues raised by both the November 28, 2002 and March 24, 2003 notice letters received from Nasdaq.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    March 25, 2003                ANTARES PHARMA, INC.



                                       By  /s/ Lawrence M. Christian
                                          ---------------------------------
                                          Lawrence M. Christian
                                          Chief Financial Officer